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                                  EXHIBIT 23.1





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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Registration Statement of Consolidated-Tomoka Land Co. (the "Company") on Form S-8 of our report dated February 10, 1994, relating to the consolidated balance sheet of the Company and subsidiaries as of December 31, 1993, and the related consolidated statements of operations and retained earnings, and cash flows and related schedules for the two years ended December 31, 1993, which report is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, and appears on pages 5 to 24 of the Company's 1994 Annual Report to Shareholders.





REX MEIGHEN & COMPANY
Tampa, Florida
August 21, 1995